================================================================================
                                                                    Exhibit 10.4

                            MAX'S BEACH GRILL, LTD.




                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP







                              December  30 , 1997
                                       ----


================================================================================

                               TABLE OF CONTENTS


                                                                            Page

ARTICLE I
     DEFINITIONS...............................................................2
          1.1   Act............................................................2
          1.2   Adjusted Net Income and Adjusted Net Loss......................2
          1.3   Administrative Fee.............................................2
          1.4   Affiliate......................................................2
          1.5   Agreement......................................................2
          1.6   Available Cash.................................................2
          1.7   Bankruptcy.....................................................2
          1.8   Capital Account................................................3
          1.9   Capital Contribution...........................................3
          1.10  Capital Transaction............................................3
          1.11  Certificate....................................................3
          1.12  Code...........................................................3
          1.13  Event of Dissolution...........................................3
          1.14  General Partner................................................3
          1.15  Interim Capital Transaction....................................3
          1.16  Law............................................................4
          1.17  Limited Partners...............................................4
          1.18  Partners.......................................................4
          1.19  Partnership....................................................4
          1.20  Partnership Accountants........................................4
          1.21  Partnership Accounting Year or Fiscal Year.....................4
          1.22  Partnership Interest...........................................4
          1.23  Partnership Percentage.........................................4
          1.24  Person.........................................................4
          1.25  Restaurant.....................................................5
          1.26  Stipulated Rate................................................5
          1.27  Terminating Capital Transaction................................5
          1.28  Treasury Regulations...........................................5

ARTICLE II
     SUPERSEDER, NAME, BUSINESS, TERM..........................................5
          2.1  Superseder......................................................5
          2.2  Name............................................................5
          2.3  Principal Place of Business; Recordkeeping Office...............5
          2.4  Business of the Partnership.....................................5
          2.5  Term............................................................6
          2.6  Title...........................................................6

ARTICLE III
     CAPITAL CONTRIBUTIONS; LOANS..............................................6
          3.1  Capital Contributions and Loans.................................6
          3.2  Other Matters Relating to Capital...............................7

ARTICLE IV
     ALLOCATIONS AND DISTRIBUTIONS.............................................7
          4.1  Allocations from Operations and From Capital Transactions.......7
          4.2  Depreciation Recapture..........................................8
          4.3  Distribution of Available Cash..................................8
          4.4  Distribution of Net Proceeds from Terminating
               Capital Transaction.............................................8
          4.5  Distribution in Cash Only.......................................8
          4.6  Minimum Allocations and Distributions to the General Partner....8

ARTICLE V
     MANAGEMENT OF PARTNERSHIP; ADMINISTRATIVE FEE.............................8
          5.1  Rights, Powers and Duties of the General Partner................8
          5.2  Liability and Indemnification..................................10
          5.3  Dealings with Partnership by Partners and Related Parties......10
          5.4  Competition....................................................10
          5.5  Tax Elections..................................................11
          5.6  Administrative Fee.............................................11
          5.7  Restaurant Concept.............................................11
          5.8  Replacement of General Partner.................................11

ARTICLE VI
     MATTERS REGARDING LIMITED PARTNER........................................11
          6.1  Management.....................................................11

     6.2  Power of Attorney...................................................12
          6.3  Limitation of Certain Rights...................................13

ARTICLE VII
     TRANSFERS OF PARTNERSHIP INTERESTS..................................... 13
         7.1   General Prohibition.......................................... 13
         7.2   Rights of Assignee........................................... 14
         7.3   Transfers by General Partner................................. 14
         7.4   Transfers by Limited Partners................................ 14

ARTICLE VIII
     FISCAL MATTERS......................................................... 15
         8.1   Books and Records............................................ 15
         8.2   Reports and Statements....................................... 16
         8.3   Tax Matters.................................................. 16
         8.4   Appointment of Tax Matters Partner........................... 16
         8.5   Tax Status................................................... 17

ARTICLE IX
     DISSOLUTION............................................................ 17
         9.1   Dissolution.................................................. 17
         9.2   Upon Dissolution............................................. 17
         9.3   Wind-Up of Affairs........................................... 18
         9.4   Liquidating Distributions.................................... 18
         9.5   Termination.................................................. 19

ARTICLE X
     CONFIDENTIAL INFORMATION............................................... 19
         10.1  Confidentiality.............................................. 19
         10.2  Injunction and Attorneys' Fees............................... 19

ARTICLE XI
     MISCELLANEOUS.......................................................... 20
         11.1  Amendment.................................................... 20
         11.2  Notices...................................................... 20
         11.3  Agency....................................................... 21
         11.4  Further Assurances........................................... 21
         11.5  Headings..................................................... 21
         11.6  Successors and Assigns....................................... 21
         11.7  Applicable Law............................................... 21
         11.8  Entire Agreement............................................. 21
         11.9  Counterparts................................................. 22
         11.10 Gender....................................................... 22

         11.11 Remedies..................................................... 22
         11.12 No Third Party Beneficiary................................... 22
         11.13 No Foreign Person Withholding................................ 22
         11.14 No Recordation............................................... 22
         11.15 Conflict Waiver.............................................. 22

     THE PARTNERSHIP INTERESTS REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND, PURSUANT TO APPLICABLE EXEMPTIONS, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, THE PARTNERSHIP INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE GENERAL PARTNER OF SUCH OTHER EVIDENCE THAT MAY BE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF PARTNERSHIP INTERESTS
IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THIS AGREEMENT OF LIMITED PARTNERSHIP.


                            MAX'S BEACH GRILL, LTD.
          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
          ------------------------------------------------------------



     THIS AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") is made and entered into as of the 30th day of December, 1997, by and between MAX'S BEACH GRILL, INC. ("Unique"), as the General Partner, UNIQUE RESTAURANT CONCEPTS, LTD. ("URC"), and SFORZA ENTERPRISES, INC., a Florida corporation ("Sforza"), as the Limited Partners.

                                   RECITALS:

     WHEREAS, a Florida limited partnership known as Max's Beach Grill, Ltd. ("Partnership") was formed under the provisions of the Florida Revised Uniform Limited Partnership Act (1986) and has filed a Certificate of Limited Partnership and other documentation legally creating the Partnership under Florida law; and

     WHEREAS, the parties desire to amend and restate any prior agreements governing the Partnership and admit Sforza as a Limited Partner.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1   Act.  The Securities Act of 1933, as amended.
           ---

     1.2   Adjusted Net Income and Adjusted Net Loss.  The net income or loss
           -----------------------------------------
of the Partnership resulting from Partnership operations during any stated period, as calculated by the Partnership Accountants for federal income tax purposes.

     1.3.  Administrative Fee.  The fee payable pursuant to Section 5.05 hereof.
           ------------------

     1.4.  Affiliate.  When used with reference to a specified Person:  (i) any
           ---------
Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person; (ii) any Person who is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity; or (iii) any Person who, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities or in which the specified Person has a substantial beneficiary interest.

     1.5.  Agreement.  This Second Amended and Restated Agreement of Limited
           ---------
Partnership of Max's Beach Grill, Ltd., a Florida limited partnership, as originally executed and as amended from time to time, as the context requires.

     1.6.  Available Cash.  All cash funds of the Partnership on hand from time
           --------------
to time after: (i) provision for payment of all outstanding and unpaid current obligations, expenses and charges of the Partnership as of such time (including the Administrative Fee and all amounts of any principal or interest payable with respect to any loans from Partners); and (ii) provision for such reserve as reasonably determined by the General Partner to be necessary for working capital or other Partnership needs. Available Cash shall not include or reflect any proceeds received or expenses incurred in connection with a Terminating Capital Transaction.

     1.7.  Bankruptcy.  As used in this Agreement, the term "Bankruptcy," with
           ----------
respect to the Partnership or the General Partner, shall refer to: (i) the appointment of a receiver, conservator, rehabilitator or similar officer for the Partnership or the General Partner, unless the appointment of such officer shall be vacated and such officer discharged within one hundred twenty (120) days of the appointment;
(ii) the taking of possession of, or the assumption of control over, all or any substantial part of the property of the Partnership or the General Partner by any receiver, conservator, rehabilitator or similar officer or by the United States government or any agency thereof, unless such property is relinquished within one hundred twenty (120) days of the taking; (iii) the filing of a petition in bankruptcy or the commencement of any proceeding under any present or future federal or state law relating to bankruptcy, insolvency, debt relief or reorganization of debtors by or against the Partnership or the General Partner, provided, if filed against (and not by) the Partnership or the General Partner, such petition or proceeding is not dismissed within thirty (30) days of the filing of the petition or the commencement of the proceeding; or (iv) the making of an assignment for the benefit of creditors or a private composition, arrangement or adjustment with the creditors of the Partnership or the General Partner.

     1.8.  Capital Account.  An account that, throughout the full term of the
           ---------------
Partnership, shall be established, determined and maintained separately for each Partner in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) promulgated under Code Section 704(b).

     1.9.  Capital Contribution.  The amount of cash or the agreed fair market
           --------------------
value of property contributed by each Partner to the capital of the Partnership, as reflected in the books of the Partnership.

     1.10. Capital Transaction.  An Interim Capital Transaction or a Terminating
           -------------------
Capital Transaction.

     1.11. Certificate.  The Certificate of Limited Partnership of the
           -----------
Partnership filed with the Secretary of State of the State of Florida, as it may be amended from time to time.

     1.12. Code.  The Internal Revenue Code of 1986, as amended from time to
           ----
time, or any corresponding provision or provisions of any federal internal revenue law enacted in substitution of the Internal Revenue Code of 1986.

     1.13. Event of Dissolution.  Any of the events that result in a dissolution
           --------------------
of the Partnership as set forth in Section 9.01 hereof.

     1.14. General Partner.  The general partner of the Partnership, as it may
           ---------------
exist from time to time. The General Partner on the date hereof is Unique. No Person shall be a General Partner unless admitted to the Partnership as such in accordance with the terms hereof.

     1.15. Interim Capital Transaction.  A transaction pursuant to which the
           ---------------------------
Partnership borrows funds or refinances existing debt, a sale, condemnation, exchange, abandonment or other disposition of a portion (which is less than substantially all) of the assets of the Partnership, an insurance recovery and any other transaction, other than a Terminating Capital Transaction, that, in accordance with generally accepted accounting principles, is considered capital in nature.

     1.16. Law.  The Florida Revised Uniform Limited Partnership Act (1986), as
           ---
amended.

     1.17. Limited Partners.  The Limited Partners, as they may exist from time
           ----------------
to time. Reference to the "Limited Partner" shall mean any Limited Partner. No Person shall be a Limited Partner unless admitted to the Partnership as such in accordance with the terms hereof.

     1.18. Partners.  The General Partner and the Limited Partners,
           --------
collectively. Reference to a "Partner" shall be to any of the Partners.

     1.19. Partnership.  Max's Beach Grill, Ltd., the Florida limited
           -----------
partnership.

     1.20. Partnership Accountants.  Such certified public accountants as may be
           -----------------------
selected, from time to time, by the General Partner.

     1.21. Partnership Accounting Year or Fiscal Year.  The calendar year,
           ------------------------------------------
unless otherwise determined by the General Partner.

     1.22. Partnership Interest.  The entire ownership interest of a Partner
           --------------------
in the Partnership at any particular time, including the right of such Partner to any and all distributions, allocations and other incidents of participation in the Partnership to which such Partner may be entitled as provided in this Agreement and the Law, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and the Law, and further including its Capital Account hereunder.

     1.23. Partnership Percentage.  The percentage set forth below with respect
           ----------------------
to each Partner, which percentage may be diluted pro rata upon the Partnerships' issuance of additional Partnership Interests in accordance with the terms of this Agreement:

           (a)    Unique              1%

           (b)    URC                48%

           (c)    Sforza             51%

     1.24. Person.  Any individual, trust, partnership, corporation, joint
           ------
venture, trust, or other entity or association, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person.

     1.25. Restaurant.  The restaurant located at 17 South Atlantic Boulevard in
           ----------
Fort Lauderdale, Florida to be owned and operated by the Partnership, to be named initially as "Max's Grille" or some derivative thereof.

     1.26. Stipulated Rate.  The rate of interest, calculated annually, equal to
           ---------------
two percent (2%), plus the annual rate of simple interest announced from time to time by Citibank, N.A. as its publicly announced commercial prime lending rate to its most creditworthy borrowers, but not higher than the highest nonusurious rate of simple interest for commercial loans under applicable law, nor lower than the lowest interest rate that may be charged without causing the imputation of interest for federal income tax purposes.

     1.27. Terminating Capital Transaction.  A sale, condemnation, exchange or
           -------------------------------
other disposition, whether by foreclosure, abandonment or otherwise, of all or substantially all of the then remaining assets of the Partnership or a transaction that will result in a dissolution of the Partnership.

     1.28. Treasury Regulations.  Treasury Regulations shall mean regulations
           --------------------
promulgated by the United States Treasury Department interpreting the Code.


                                  ARTICLE II
                        SUPERSEDER, NAME, BUSINESS, TERM
                        --------------------------------

     2.1.  Superseder.  This Agreement supersedes in its entirety any prior
           ----------
agreements governing the Partnership.

     2.2.  Name.  The business of the Partnership shall be conducted under the
           ----
name "Max's Beach Grill, Ltd." provided, however, the Partnership may conduct business under such other name or fictitious name as the General Partner may designate.

     2.3.  Principal Place of Business; Recordkeeping Office.  The principal
           -------------------------------------------------
place of business of the Partnership shall be 490 East Palmetto Park Road, Suite 110, Boca Raton, Florida 33432, or at such other location in or outside the State of Florida as hereinafter may be determined by the General Partner. The recordkeeping office of the Partnership required by the Law shall be 490 East Palmetto Park Road, Suite 110, Boca Raton, Florida 33432, or at such other location in the State of Florida as may be determined by the General Partner.

     2.4.  Business of the Partnership.  The purpose and scope of the
           ---------------------------
Partnership is to: (i) own, and engage in the operation of, sell and in all other respects deal with, a restaurant for-profit; and (ii) engage in all manner of transactions and activities incidental to the foregoing.

           The Partnership shall not engage in any other business or activity, except as other wise expressly and specifically provided in this Agreement or as the Partners shall otherwise agree in writing. Except as expressly provided to the contrary in this Agreement, nothing herein shall be deemed to restrict in any way the freedom of a Partner to conduct any other business or activity whatsoever without any accountability to the Partnership or the other Partners.

     2.5.  Term.  The term of the Partnership shall continue in full force and
           ----
effect until terminated in accordance with Article IX of this Agreement or as otherwise provided by the Law.

     2.6.  Title.  Legal title to the Partnership's property shall be held in
           -----
the name of the Partnership, or in such other manner as the General Partner shall determine.


                                  ARTICLE III
                          CAPITAL CONTRIBUTIONS; LOANS
                          ----------------------------

     3.1.  Capital Contributions and Loans.
           -------------------------------

           (a) The Partners shall each make the following Capital Contributions to the Partnership:

                 (i) Unique has contributed $1.00 in cash to the capital of the Partnership.

                 (ii) URC has contributed $99.00 in cash to the capital of the Partnership.

                 (iii) Sforza shall make its capital contribution to the Partnership by paying the Partnership the portion of the "Purchase Price" to be allocated to the Partnership pursuant to the terms of, and as such term is described in, that certain Partnership Interest Subscription Agreement dated December 30, 1997, by and among Sforza Enterprises, Inc., Max's Beach Grill, Ltd., Max's Beach Grill, Ltd., Unique Weston, Ltd. and Unique TBA, Ltd.


           (b) No Partner shall be obligated to make any additional Capital Contribution or loan to the Partnership. Partners shall be permitted to make Capital Contributions and loans in addition to the foregoing to the Partnership with the prior written consent of the General Partner. All loans made by Partners to the Partnership shall be demand loans bearing interest at the Stipulated Rate unless otherwise provided in the documentation evidencing any such loans.

     3.2  Other Matters Relating to Capital.
          ---------------------------------

          (a) Interest earned on Partnership funds shall inure solely to the benefit of the Partnership, and, except as specifically provided herein, no interest shall be paid upon any contributions or advances to the capital of the Partnership or upon any undistributed or reinvested in come or profits of the Partnership.

          (b) The Capital Contributions of the Partners shall be utilized for carrying out the purposes of the Partnership as set forth in this Agreement and for payment of any expenses incurred in connection therewith, including payment of expenses paid or incurred by the General Partner on behalf of the Partnership whether prior or subsequent to the execution of this Agreement.

          (c) Loans by a Partner to the Partnership shall not be considered contributions to the capital of the Partnership and shall not increase the Capital Account of the lending Partner. Nothing herein shall authorize any loan by a Partner to the Partnership unless otherwise authorized pursuant to the other provisions of this Agreement or unless agreed to by the General Partner.

          (d) Except as specifically provided herein, no Partner shall be entitled to contribute capital to the Partnership without the consent of the General Partner, to withdraw, or to a return of, any part of his Capital Contribution or to receive property or assets other than cash in return thereof, and the General Partner shall not be liable for the return of all or any portion of the Limited Partner's Capital Contributions. To the extent any monies which any Partner is entitled to receive pursuant to Article IV would constitute a return of capital, each of the Partners consent to the withdrawal of such capital.

          (e) No Partner shall be entitled to priority over any other Partner, either with respect to a return of his Capital Contribution or to allocations of taxable income, gains, losses or credits, or to distributions, except as provided in this Agreement.


                                  ARTICLE IV
                         ALLOCATIONS AND DISTRIBUTIONS
                         -----------------------------

     4.1.  Allocations from Operations and From Capital Transactions.  The
           ---------------------------------------------------------
Adjusted Net Income or Adjusted Net Loss of the Partnership from operations and any income (including gain) or losses resulting from any Interim or Terminating Capital Transactions as calculated for federal income tax purposes and reported by the Partnership on its U.S. Partnership Return of Income for each fiscal year (or portion thereof) during the term of this Agreement shall be allocated to the Partners pro rata in accordance with their respective Partnership Percentages.

     4.2.  Depreciation Recapture.  Notwithstanding anything to the contrary in
           ----------------------
this Article IV, and for purposes of determining the nature (as ordinary or capital) of the income or gain allocable under such provisions, gain (if any) recognized as ordinary income in respect of a Capital Transaction pursuant to Code Sections 1245 and 1250 shall be deemed to be allocated to the Partners in proportion to their accumulated depreciation allocations.

     4.3.  Distribution of Available Cash.  Periodically, but not less
           ------------------------------
frequently than quarterly, the Available Cash if any, shall be distributed to the Partners pro rata, in accordance with their respective Partnership Percentages.

     4.4.  Distribution of Net Proceeds from Terminating Capital Transaction.
           -----------------------------------------------------------------
The net proceeds of a Terminating Capital Transaction shall be distributed in the manner set forth in Sections 9.03 and 9.04 hereof.

     4.5.  Distribution in Cash Only.  No Partner shall have the right to demand
           -------------------------
or receive property other than cash from the Partnership for any reason whatsoever and no Partner shall have the right to sue for partition of the Partnership or for the Partnership's assets.

     4.6.  Minimum Allocations and Distributions to the General Partner.
           ------------------------------------------------------------
Notwithstanding any provision in this Article IV to the contrary, for each fiscal year of the Partnership, at least 1% of each item of income, loss, cash or property which is to be allocated or distributed pursuant to this Article IV shall be distributable to the General Partner.


                                   ARTICLE V
                 MANAGEMENT OF PARTNERSHIP; ADMINISTRATIVE FEE
                 ---------------------------------------------

     5.1.  Rights, Powers and Duties of the General Partner.  The overall
           ------------------------------------------------
management and control of all aspects of the business and affairs of the Partnership shall be vested exclusively in the General Partner. The General Partner shall have all the rights and powers of a general partner as provided in the Law and as otherwise provided by law, and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. Except as expressly set forth herein, no decision shall be made or action taken with respect to the Partnership unless such decision or action has been approved by the General Partner. The General Partner is hereby authorized to delegate, and hereby delegates, to the Manager (as defined in Section 5.06) all of its powers and authority to manage the business and affairs of the Partnership. The General Partner, through the Manager, shall conduct the day-to-day operations of the Partnership and shall use good faith efforts to carry out the business of the Partnership as set forth herein. The General Partner, through the Manager, will have all the specific rights and power required or appropriate to the operation, management and disposition of the business of the Partnership which, by way of illustration, but not by the way of limitation, shall include the right and power to:

           (a) supervise the design, construction and equipping of the Restaurant and all other pre-opening activities;

           (b)   managing the Restaurant when it opens;

           (c) employ such agents, employees, managers, accountants, attorneys, consultants and other persons as it may deem necessary or desirable for the conduct of the Partnership's business and pay from Partnership assets such fees, expenses, salaries, wages and other compensation to such persons as it may determine;

           (d) pay from Partnership's assets, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise upon such terms as it may determine, and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

           (e) make from Partnership's assets any and all expenditures that it may deem necessary or desirable for the conduct of the Partnership's business and the carrying out of its obligations and responsibilities under this Agreement;

           (f) borrow money and issue evidences of indebtedness and security therefor, mortgage, pledge or otherwise encumber assets of the Partnership, and, from time to time, refinance any such borrowings;

           (g)   make distributions of the Partnership's assets to the Partners;

           (h) purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership, the General Partner and the Partnership's assets and business;

           (i) maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures;

           (j) sell, exchange or otherwise dispose of all or substantially all the assets of the Partnership; and in connection therewith, to execute and deliver such deeds, assignments and conveyances containing such warranties as the General Partner may determine;

           (k) invest the Partnership's assets as it may determine in its sole discretion;

           (l) pay, collect, compromise, arbitrate or resort to legal action or otherwise adjust, litigate or settle claims and demands of or against the Partnership;

          (m) merge or consolidate the Partnership with or into a corporation, partner ship, limited partnership or other entity, or cause the Partnership to be acquired by one or more corporations, partnerships, limited partnerships or other entities or take such other action as may be required to convert the Partnership to a corporation, partnership, limited partnership or other entity; and

          (n) take any and all other action permitted under applicable law and that are customary and reasonably related to the Partnership's purposes.

     5.2   Liability and Indemnification. The General Partner, its employees and
           -----------------------------
Affiliates, shall not be liable to the Partnership or any Partner for any loss or liability incurred in connection with any act performed or omitted in accordance with the terms of this Agreement, except for any loss or liability incurred in connection with the fraud, willful and wanton misconduct or gross negligence of such Person. The Partnership shall and does hereby agree, to the fullest ex tent permitted by law, to defend, indemnify and hold harmless the General Partner, its employees and Affiliates, from and against any and all liability, loss, cost, expense or damage incurred or sustained by reason of any act or omission in the conduct of the business of the Partnership in accordance with the terms hereof, including attorneys' and paralegals' fees through any and all negotiations, trial and appellate levels; provided, however, the Partnership shall not indemnify the General Partner, its employees and Affiliates or hold them harmless with respect to any of the foregoing incurred in connection with the fraud, willful and wanton misconduct or gross negligence of such General Partner, employee or Affiliate.

     5.3   Dealings with Partnership by Partners and Related Parties.  The fact
           ---------------------------------------------------------
that any Partner is directly or indirectly interested in or connected with any person, firm or corporation employed by the Partnership to render or perform services, or from, or to which the Partnership may buy or sell merchandise, services, material or other property, shall not prohibit the Partnership from employing such person, firm or corporation or from otherwise dealing with them. All compensation permitted under this Section 5.03 shall be deemed to be on terms reasonable and customary under all circumstances then existing and payments permitted under this Agreement and called for therein shall be made in all events regardless of the profits and losses of the Partner ship during the Partnership Accounting Year when the services were rendered.

     5.4   Competition.  The Partners acknowledge and agree that the Partners
           -----------
(and their Affiliates) may have other business interests and may engage in any other business or trade, individually, in partnership or association with others or in any capacity whatsoever, whether or not such business competes with the Partnership. The Partners recognize that the General Partner (directly or through Affiliates) is actively engaged in competitive businesses with the Partnership (including owning and operating restaurants similar to the Restaurant in locations within Palm Beach, Broward and Dade Counties) and that nothing contained in this Agreement or otherwise shall be deemed to restrict in any way the rights of the General Partner, or any officer, director or Affiliate of the General Partner to engage in, or to conduct any other activity, trade or business, independently or with others (including owing and operating competing restaurants) whether or not any such activity, trade or business is adverse to, competes with or is complementary with the business of the Partnership and neither the Partnership nor the other Partners shall have any rights in or to such trade, business or activity or the income or profits therefrom. The Partners hereby expressly agree that each consents to all existing and future business activities of the General Partner that are in any way competitive with the business of the Partnership, and that the conduct of such activities shall not constitute a breach of the General Partner's loyalty obligation to the Partnership or the other Partners under the Law.

     5.5   Tax Elections.  The General Partner shall determine from time to time
           -------------
whether or not to make or attempt to revoke any and all tax elections regarding depreciation methods and recovery periods, capitalization of construction period expenses, amortization of organizational and start-up expenditures, basis adjustments upon admission or retirement of Partners, and any other federal, state or local income tax elections.

     5.6   Administrative Fee.  The General Partner and Limited Partners
           ------------------
acknowledge that simultaneously with the execution of this Agreement, the Partnership shall enter into that certain management agreement of even date herewith (the "Management Agreement") with Unique Restaurant Concepts, Inc. ("Manager"), which shall contain the terms and conditions of the Partnership's engagement of the Manager to perform management services for the Restaurant. The term "Administrative Fee," as used herein, shall refer to the compensation payable by the Partnership to the Manager under the Management Agreement, as same may be amended from time to time.

     5.7   Restaurant Concept.  The Partners recognize and acknowledge that the
           ------------------
fully developed concept for the Restaurant (i.e. design, menu, decor, etc.)
and the Restaurant's name, "Max's Grille," is owned by URC. URC shall simultaneously herewith enter into a License Agreement that authorizes the Partnership, without any royalty or other monetary obligation, to use the name "Max's Grille."

     5.8   Replacement of General Partner.  In the event of the Bankruptcy or
           ------------------------------
resignation of the General Partner, a successor General Partner may be appointed by the affirmative vote of a majority of the Partnership Percentages.


                                  ARTICLE VI
                       MATTERS REGARDING LIMITED PARTNER
                       ---------------------------------

     6.1   Management.  The Limited Partners shall not participate in the
           ----------
operation or management of the business of the Partnership or transact any business for or in the name of the

Partnership, shall not have any right or power to sign for or bind the Partnership in any manner, and shall have no right of consent or approval as to any act or decision of the Partnership.

     6.2   Power of Attorney.
           -----------------

           (a) The Limited Partners hereby make, constitute and appoint the General Partner, and each Person who shall hereafter become a General Partner, with full power of substitution, its true and lawful attorney-in-fact, and in the name, place and stead of such Limited Partner, with the power from time to time to execute, acknowledge, make, swear to, verify, deliver, record, publish and/or file:

                 (i) Any certificate or other instrument which may be required to be filed by the Partnership or the Partners under the laws of any state or other jurisdiction to the extent that the said attorneys or any of them deem such filing necessary or desirable and that such action has been authorized in accordance with this Agreement;

                 (ii) Any and all amendments or modifications of this Agreement and the instruments described in clauses (i) of this Section 6.02, provided that each such amendment or modification has been authorized in accordance with the terms of this Agreement;

                 (iii) Any and all certificates and other instruments which may be required to effectuate the dissolution and termination of the Partnership pursuant to the provisions of this Agreement;

                 (iv) Any and all consents to the entry of a judgment against the Partnership, authorized in accordance with this Agreement;

                 (v) All such other instruments as said attorneys or any of them may deem necessary or desirable fully to carry out the provisions of this Agreement in accordance with its terms; provided, however, that this Special Power of Attorney shall not, without the prior written consent of the Limited Partner from whom the Special Power of Attorney is given, empower any such attorney to execute any instrument or other document which affects the substantive rights of such Limited Partner, or increases the liabilities of such Limited Partner beyond the liability contemplated by this Agreement. Each of said attorney shall have full power and authority to do and perform each and every act and thing whatsoever requisite and necessary in and about the foregoing as fully as the Limited Partner might or could do if personally present and each Limited Partner hereby ratifies and confirms all that said attorney, or any of them, shall lawfully do or cause to be done by virtue hereof.

           (b)   The foregoing grant of authority:

                 (i) is a Special Power of Attorney coupled with an interest in favor of the General Partner and as such shall be irrevocable;

                 (ii) may be exercised for the Limited Partner by the signature of the General Partner; and

                 (iii) shall survive the assignment by the Limited Partner of the whole or any portion of his Partnership Interest, except that, where the assignee of the whole of the Limited Partner's Partnership Interest has furnished a power of attorney and has been approved by the remaining Partner(s) for admission to the Partnership as a substitute Limited Partner, this power of attorney shall survive such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate.

           (c) A similar power of attorney shall be one of the instruments which the General Partner shall require an assignee of the Limited Partner to execute as a condition of such assignment and admission as a substitute Limited Partner.

     6.3   Limitation of Certain Rights.  The Limited Partner shall not have the
           ----------------------------
right or power to: (i) bring an action for partition against the Partnership or with respect to any of its property; (ii) cause the termination or dissolution of the Partnership by court decree or as may be permitted by the Law, such rights being specifically waived by the Limited Partner; or (iii) require the Partnership to pay an amount upon or as a result of the withdrawal of such Limited Partner from the Partnership.


                                  ARTICLE VII
                      TRANSFERS OF PARTNERSHIP INTERESTS
                      ----------------------------------

     7.1   General Prohibition.  Absent Sforza's consent, no additional
           -------------------
Partnership Interests shall be issued by the Partnership if the effect of such issuance would be to reduce the Partner ship Percentage of Sforza. Except with the prior written consent of the General Partner, no Partner shall sell, transfer, assign, syndicate, pledge, encumber or otherwise dispose of, either voluntarily, involuntarily, by operation of law or otherwise ("Transfer") all or any part of its Partner ship Interest unless made pursuant to and in compliance with this Article VII and unless a copy of an executed and acknowledged assignment effecting such Transfer has been filed with the Partnership. Any purported Transfer of a Partnership Interest in violation of the provisions of this Agreement shall be void ab initio.
                                          ---- -- ------

     7.2   Rights of Assignee.  Any Transfer of a Partnership Interest (or any
           ------------------
part thereof) to a Person ("Assignee") who is not admitted to the Partnership as a Limited Partner or a General Partner shall vest in such Person only rights of an assignee, and shall not entitle the Assignee to be admitted to the Partnership as a Partner. An Assignee who has not been admitted to the Partnership as a Partner shall only have the right to receive the share of profits, losses, tax credits and distributions of the Partnership to which the Assigned Partner would have been entitled with respect to the Partnership Interest (or a portion thereof) so assigned and shall have no right to require any information or accounting of the Partnership's transactions or finances or to inspect Partnership books, or to exercise any powers or other rights including voting and consent rights, incidental to ownership of a Partnership Interest. Admission of an Assignee to the Partnership as a General Partner shall vest in such person all rights and powers, and subject such person to all duties and all obligations thereafter arising, of a General Partner. Admission of an Assignee to the Partnership as a Limited Partner shall vest in such person all rights and powers, and subject such person to all duties and all obligations thereafter arising, of a Limited Partner.

     7.3.  Transfers by General Partner. The General Partner may Transfer all or
           ----------------------------
any part of its Partnership Interest to an Assignee to be admitted to the Partnership as a General Partner or as a Limited Partner if all of the following conditions are met:

           (a) The Limited Partners consent in writing to the Transfer and the admission of the Assignee as a General Partner or Limited Partner;

           (b) The Assignee agrees in writing to be bound by the provisions of this Agreement and the Certificate;

           (c) The Assignee executes any and all documents, including an amendment to this Agreement and the Certificate, required to effectuate or evidence its admission to the Partnership as a General Partner;

           (d) The Partnership has received an opinion of counsel to the affect that the contemplated Transfer and admission of the Assignee as a General Partner or Limited Partner, as the case may be, will not cause the termination of the Partnership for federal income tax purposes or cause the Partnership not to be treated as a partnership for federal income tax purposes;

           (e) The Assignee reimburses the Partnership for all reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with the Transfer and admission; and

           (f)   The Assignee is not a minor or legally incompetent.

     7.4   Transfers by Limited Partners.  A Limited Partner may Transfer all or
           -----------------------------
any part of its Partnership Interest to an Assignee, provided the Limited Partner first receives the prior written consent of the General Partner. An Assignee of a Limited Partner's Partnership Interest shall be admitted to the Partnership as a Limited Partner if all the following conditions are met:

           (a) The assigning Limited Partner so provides in the instrument of assignment;

           (b) The General Partner consents in writing to the admission of the Assignee as a Limited Partner, which consent may be unreasonably withheld in the sole and absolute discretion of the General Partner;

           (c) The Assignee agrees in writing to be bound by the provisions of this Agreement and the Certificate, and executes any and all documents reasonably deemed necessary by the General Partner to effectuate or evidence the admission of the Assignee to the Partnership as a Limited Partner;

           (d) If deemed necessary by the General Partner, an opinion of counsel is delivered to the Partnership and the General Partner, in form, substance and from counsel satisfactory to the Partnership and the General Partner, to the effect that: (i) the proposed Transfer does not require registration under the Act or any other applicable federal or state securities laws, including, in each case, the rules and regulations promulgated thereunder; and (ii) that such action will not cause the termination of the Partnership for federal income tax purposes or cause the Partnership not to be treated as a partnership for federal income tax purposes;

           (e) The Assignee reimburses the General Partner and the Partnership for all reasonable costs and expenses (including reasonable attorney's fees) incurred by the General Partner or the Partnership in connection with the Transfer and admission;

           (f)   The Assignee is not a minor or legally incompetent.


                                 ARTICLE VIII
                                FISCAL MATTERS
                                --------------

     8.1   Books and Records.  The General Partner shall keep, or cause to be
           -----------------
kept, full and accurate books and records of all transactions of the Partnership on the accrual method of accounting. All organizational records of the Partnership and other records required to be kept by the Partnership under the Law, shall, at all times, be maintained at the Partnership's recordkeeping office referred to in Section 2.03 hereof, and shall be open during ordinary business hours for inspection and copying upon the reasonable request and at the expense of the Limited Partner and their authorized representatives.

     8.2   Reports and Statements.  Within:  (i) ten (10) days after the end of
           ----------------------
each month; and (ii) ninety (90) days after the end of each Partnership Accounting Year, the General Partner shall, at the expense of the Partnership, cause to be delivered to the Limited Partners the following unaudited financial statements, prepared on a federal income tax basis, which shall be prepared by the Partnership Accountants:

           (a) A balance sheet of the Partnership as of the end of the preceding month or of such Partnership Accounting Year; and

           (b) A profit and loss statement for each such preceding month or for the Partnership Accounting Year.

           Such financial statements shall be accompanied by such other information as, in the judgment of the General Partner, may be reasonably necessary for the Limited Partners to be advised of the financial status and results of operations of the Partnership.

          In addition, the General Partner shall promptly following receipt deliver to the Limited Partners copies of any documents served upon the registered agent of the Partnership as well as any other notices of default under any material agreement.


     8.3  Tax Matters.  The General Partner shall, at the expense of the
          -----------
Partnership prepare, or cause to be prepared, for delivery to the Limited Partners within ninety (90) days of the end of the Partnership's Accounting Year, all federal and any required state and local income tax returns for the Partnership for each Fiscal Year of the Partnership, and, in connection therewith, shall make any available or necessary federal income tax elections. The General Partner shall furnish to the Limited Partners, within ninety (90) days after the close of the Partnership Accounting Year, necessary tax information with respect to the Partnership to enable the Limited Partners to prepare a federal tax return. The expense of the preparation of all tax returns shall be an expense of the Partnership.

     8.4  Appointment of Tax Matters Partner.  The General Partner is hereby
          ----------------------------------
designated, pursuant to Code Section 6231(a)(7) as the Partnership's Tax Matters Partner, and is responsible for acting as the liaison between the Partnership and the Internal Revenue Service ("Service"), and as the coordinator of the Partnership's actions pursuant to a Service tax audit of the Partner ship. In the event of an audit of the Partnership's income tax returns, the General Partner shall participate in, and retain at the expense of the Partnership, accountants and other professionals to participate in such audit and contest assertions by the auditing agent that may be materially adverse to the Partners or the Partnership. The General Partner shall have the duties of a tax matters partner as provided in the Code, in addition to such other duties as are provided under this Agreement. The General Partner shall be reimbursed by the Partnership for all expenses, costs and liabilities expended or incurred by the General Partner.

     8.5  Tax Status.  Any provision hereof to the contrary notwithstanding,
          ----------
solely for United States federal income tax purposes, each of the Partners hereby recognizes that the Partnership will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Partnership or the obligations or liabilities of the Partners.


                                  ARTICLE IX
                                  DISSOLUTION
                                  -----------

     9.1  Dissolution.  The Partnership shall be dissolved only upon the
          -----------
occurrence of any of the following events:

          (a)  at the election of the General Partner;

          (b)  the Bankruptcy or insolvency of the Partnership;

          (c) the retirement, withdrawal, dissolution, or adjudication of Bankruptcy of the last remaining General Partner; provided, however, that the business of the Partnership shall be continued pursuant to the provisions of this Agreement if, within a period of thirty (30) days from the date of such occurrence, the Limited Partners owning a majority of the Partnership Percentages shall consent, in writing, that it be so continued and shall designate within such writing one or more individuals or legal entities to be admitted to the Partnership as a successor General Partner pursuant to this Agreement. In the event a successor General Partner is selected by the Limited
Partners: (i) the successor General Partner shall assume all the rights, powers and obligations of the General Partner under this Agreement upon the written acceptance, adoption and assumption by the successor General Partner of all the terms and provisions of, and obligations of the General Partner, under this Agreement; and (ii) the interest of the General Partner shall be converted to that of a Limited Partner. In furtherance of the foregoing provisions, the parties hereto agree to execute, file, record and/or publish all such other instruments and documents as may be necessary to accomplish the foregoing.

          (d) the sale or other disposition (including condemnation or casualty loss) of all or substantially all of the property and assets of the Partnership;

          (e) the occurrence of any other event causing the dissolution of a limited partnership under the Law; or

          (f)  January 31, 2027.

     9.2  Upon Dissolution.  Upon dissolution of the Partnership, the General
          ----------------
Partner, or, if the dissolution is caused by the retirement, withdrawal, and/or adjudication of Bankruptcy of the last remaining General Partner, then the Limited Partners shall determine as speedily as possible whether or not the Partnership shall be reformed (as a limited partnership, general partnership, joint venture or similar organization) and its business continued under arrangements which make proper provision for its liabilities. In the event of such reformation, such reformation shall constitute the termination of the Partnership.

     9.3  Wind-Up of Affairs.  Upon dissolution, the General Partner shall
          ------------------
proceed with dispatch and without any unnecessary delay to sell or otherwise liquidate the Partnership assets. The Capital Account of each Partner shall be determined. Profits or losses to the date of termination, including realized profits (whether or not recognized for Federal income tax purposes) or losses arising from a sale of all of the assets of the Partnership, and unrealized profits and losses on any assets to be distributed in kind (determined as if such assets had been sold by the Partnership for prices equal to their respective fair market value) shall be allocated as set forth in Article IV and credited or charged to the Capital Accounts of the Partners. After paying or duly providing for all liabilities to creditors of the Partnership, (including any obligations to Partners or affiliates thereof) and any reserve that the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities and other obligations of the Partnership or of the General Partner arising out of or in conjunction with the Partnership's affairs, the General Partner shall make liquidating distributions among the Partners as set forth in
Section 9.04 hereof.

          The wind-up of the affairs of the Partnership shall be conducted exclusively by the General Partner, which is hereby authorized to do any and all acts and things authorized by law for such purposes. In liquidating the assets of the Partnership, all tangible assets of a sale able value shall be sold at such price and terms as the General Partner in good faith determines to be fair and equitable. Any partnership, corporation or other entity in which all or any of the Partners are in any way interested may purchase such assets at such sale. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partnership to minimize the losses normally occurring upon a liquidation.

          If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the then fair market value thereof (after adjusting the Capital Accounts of all Partners for any unrealized gain or loss inherent in such property, as set forth above). The fair market value shall be reasonably determined by the General Partner.

     9.4  Liquidating Distributions.  Upon liquidation of the Partnership,
          -------------------------
liquidating distributions to the Partners shall be made pro rata based upon their respective Partnership Percentages.

          If any Partner has a deficit balance in its Capital Account following the liquidation of its Partnership Interest, as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs (other than those made pursuant to this paragraph), such Partner shall be unconditionally obligated to restore the amount of such deficit balance to the Partnership by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation), which amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances.

          In the event that, immediately prior to the liquidation of the Partnership, the General Partner has a negative balance in its Capital
Account, the General Partner shall contribute to the capital of the Partnership an amount of cash equal to the lesser of: (a) such negative balance; or (b) the excess of: (i) 1.01% of the total capital contributions made by the Limited Partner to the Partnership as of such date over (ii) the total amount of capital contributions to the Partner ship theretofore made by the General Partner.

     9.5  Termination.  The Partnership shall terminate when all its assets have
          -----------
been paid and distributed in accordance with this Article IX.


                                   ARTICLE X
                            CONFIDENTIAL INFORMATION
                            ------------------------

   10.1   Confidentiality.  Sforza hereby acknowledges that it may acquire, make
          ---------------
use of or learn of confidential information of a special and unique nature and value affecting and relating to the restaurants affiliated with Unique and the Partnership and its financial operations, including, but not limited to, the restaurant concept, menus, business methods, marketing strategies and trade secrets, and the Partnership's business, business records and other records, and other similar information relating to the Partnership and the Partnership's business (all the foregoing being hereinafter referred to collectively as "Confidential Information"). Accordingly, Sforza hereby covenants and agrees that it shall not at any time, directly or indirectly, either during the term of this Agreement or afterward, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for its own benefit or for the benefit of others, except as may be required by law.

   10.2   Injunction and Attorneys' Fees.  In view of the irreparable harm and
          ------------------------------
damage which would occur to Unique and the Partnership as a result of a breach or a threatened breach of the covenants or agreements under Section 10.01 hereof, and in view of the lack of an adequate remedy at law to protect the Partnership and Unique, the Partnership and Unique shall have the right to receive, and Sforza hereby consents to the issuance of, a permanent injunction enjoining Sforza from any violation of the covenants set forth in Section 10.01. Sforza acknowledges that a permanent injunction is an appropriate remedy for such a breach or threatened breach. The foregoing remedy shall be in addition to and not in limitation of any other rights or remedies to which the Partnership or Unique is or may be entitled at law or in equity. Sforza further agrees that in the event the

Partnership or Unique incurs any fees or costs in order to enforce the provisions of Section 10.01 hereof, Sforza against whom enforcement of said provisions is sought shall pay all fees and costs so incurred by the Partnership or Unique, including, but not limited to, attorneys' and paralegals' fees.


                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

   11.1   Amendment.  Except as herein provided, this Agreement may not be
          ---------
amended without the consent of both the General Partner and the Limited Partners. This Agreement may be amended from time to time by the General Partner without the consent of the Limited Partners: (i) to substitute or add a Limited Partner to the extent provided for in this Agreement; (ii) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partner; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to preserve the status of the Partnership as a "partnership" for federal income tax purposes; (v) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commission or official or similar such official, which addition or deletion is deemed by such Commission, agency or official to be for the benefit or protection of the Limited Partner; or (vi) if such amendment is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy the requirements of Code
Section 704(b) or the Regulations promulgated thereunder.

   11.2   Notices.  Any notice required or permitted to be delivered to any
          -------
Partner under the provisions of this Agreement shall be deemed delivered, whether actually received or not, when deposited in a United States Postal Service Depository, postage prepaid, registered or certified, return receipt requested, and addressed to the Partner at the address set forth below, or such other address as shall be specified by written notice delivered to the
Partnership:

          If to Unique:     Max's Beach Grill, Inc.
                            490 East Palmetto Park Road, Suite 110
                            Boca Raton, Florida 33432
                            Attention:  Dennis Max, President

          If to URC:        Unique Restaurant Concepts, Ltd.
                            490 East Palmetto Park Road, Suite 110
                            Boca Raton, Florida 33432
                            Attention:  Dennis Max, President

          If to Sforza:     Sforza Enterprises, Inc.
                            330 Clematis Street, Suite 211
                            West Palm Beach, Florida 33401


          All notices, demands and requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof or the date of actual receipt in the case of delivery by other means. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request when sent.

   11.3   Agency.  Except as provided herein, nothing herein contained shall be
          ------
construed to constitute any Partner hereof the agent of any other Partner hereof or to limit in any manner the Partners in the carrying on of their own respective businesses or activities. Any Partner may engage in and/or possess any interest in other business Partnerships of every nature and description, independently or with others, whether existing as of the date hereof or hereafter coming into existence; and neither the Partnership nor any Partner hereof shall have any rights in or to any such independent Partnerships or the income or profits derived therefrom.

   11.4   Further Assurances.  The Partners will execute and deliver such
          ------------------
further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

   11.5   Headings.  The headings of the various sections of this Agreement are
          --------
intended solely for convenience of reference, and shall not be deemed or construed to explain, modify or place any construction upon the provisions hereof.

   11.6   Successors and Assigns.  This Agreement and any amendments hereto
          ----------------------
shall be binding upon and, to the extent expressly permitted by the provisions hereof, shall inure to the benefit of the Partners, their respective successors and assigns.

   11.7   Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Florida, and agreed upon venue, to the extent permitted by law, shall be Palm Beach County, Florida. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the Partnership does business.

   11.8   Entire Agreement.  This Agreement sets forth all (and is intended by
          ----------------
all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Partnership, the Partnership business and the Partnership Assets, and supersedes any and all prior and contemporaneous promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, except as set forth herein.

   11.9   Counterparts.  This Agreement and any amendments hereto may be
          ------------
executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

   11.10  Gender.  Wherever the context requires, any pronoun used herein may be
          ------
deemed to mean the corresponding masculine, feminine or neuter in form thereof and the singular form of any nouns and pronouns herein may be deemed to mean the corresponding plural and vice versa as the case may require.

   11.11  Remedies.  Each of the Partners acknowledge and agree that in the
          --------
event that a Partner shall violate any of the restrictions or fail to perform any of the obligations hereunder, the Partnership or the other Partners will be without adequate remedy at law and will therefore be entitled to enforce such restrictions or obligations by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies it may have at law or in equity.

   11.12  No Third Party Beneficiary.  This Agreement is made solely and
          --------------------------
specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

   11.13  No Foreign Person Withholding.  Each of the Partners hereby represent
          -----------------------------
and warrant that it is not a "foreign person" within the meaning of Code
Section 1445.

   11.14  No Recordation.  Neither this Agreement nor any memorandum thereof
          --------------
shall be recorded amongst the public records of any governmental authority.

   11.15  Conflict Waiver.  Each Partner hereby acknowledges and agrees that:
          ---------------
(i) Ruden, McClosky, Smith, Schuster & Russell, P.A. ("Firm") has represented the General Partner, URC and their respective principals in connection with the organization of the Partnership and in the preparation of this Agreement and may hereafter represent the Partnership in other matters; (ii) the Firm has represented the General Partner, URC and Affiliates of the General Partner and URC in the past and the Firm may continue in the future to represent the General Partner, URC and their respective Affiliates on other matters; (iii) each Limited Partner (other than URC) has waived any conflict of interest that exists as a result of such representation and acknowledges that the Firm undertakes no attorney-client relationship with any Limited Partner by virtue of its representation of the Partnership; and (iv) each Limited Partner (other than URC) has been advised by the Firm to consult with independent legal counsel before entering into this Agreement.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.

                              GENERAL PARTNER:

                              MAX'S BEACH GRILL, INC., a Florida
                              corporation


                              By: /s/ Dennis Max, President
                                 ----------------------------------
                                      Dennis Max, President


                              LIMITED PARTNERS:

                              UNIQUE RESTAURANT CONCEPTS, LTD.

                              By:  UNIQUE RESTAURANT CONCEPTS,
                                   INC., as General Partner


                                    By: /s/ Dennis Max, President
                                       ----------------------------
                                            Dennis Max, President


                              SFORZA ENTERPRISES, INC., a Florida
                              corporation



                              By: /s/ Dale J. Brisson, Pres.
                                 ----------------------------------